Exhibit 99.1
For Immediate Release

Contact:	Pat Reynolds	Greg Hudgison
	Investor Relations	Corporate Communications
	(706) 649-4973	(706) 644-0528
Synovus Announces Record Date for TSYS Spin-off
November 30, 2007, Columbus, GA — Synovus (NYSE: SNV), the Columbus, Georgia-based financial services company, today announced that its Board of Directors has set December 18, 2007 as the record date for the previously announced spin-off to Synovus’ shareholders of the shares of TSYS stock currently owned by Synovus. Synovus currently owns approximately 80.7% of TSYS. The distribution of the approximately 159.6 million TSYS shares owned by Synovus will be made on a pro-rata basis on December 31, 2007 to shareholders of record as of the close of business on the record date. The spin-off will be tax-free to Synovus and its shareholders. TSYS, formed by Synovus in 1983, has grown to become one of the world’s largest providers of outsourced payment services. TSYS’ shares have traded publicly on the NYSE since 1989.
Based on the number of Synovus shares outstanding as of October 31, 2007, Synovus expects that it would distribute approximately .486 of a share of TSYS for each share of Synovus stock; however, the final distribution ratio will be based on the number of Synovus shares outstanding on December 18, 2007 and, accordingly, this preliminary distribution ratio is subject to change. Synovus shareholders will receive cash in lieu of fractional shares for amounts of less than one TSYS share.
In addition, and as previously announced in connection with the spin-off, TSYS will pay on a pro-rata basis to its shareholders, including Synovus, a one-time special cash dividend of $600 million in the aggregate. TSYS announced today that its Board of Directors has set December 17, 2007 as the record date for this pre-spin special cash dividend. This dividend will also be paid on December 31, 2007 to TSYS shareholders of record as of the close of business on the record date. Pursuant to the agreement and plan of distribution, Synovus will receive approximately $485 million in proceeds from this one-time special cash dividend.
“The separation of Synovus and TSYS will provide both companies strategic flexibility to accelerate growth,” said Richard Anthony, Chairman and CEO of Synovus. “Synovus will continue to leverage its competitive strengths, including our decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work, to ensure the best possible customer experience and to continue our established record of exceptional performance as a bank holding company.”
In addition, Synovus today announced that it will pay a regular quarterly cash dividend to shareholders of record as of the close of business on December 18, 2007 in the amount of $0.2050 per share. The dividend will be paid on January 2, 2008.
Immediately following the distribution of TSYS shares, Synovus intends to adjust its dividend so that Synovus’ shareholders who retain their TSYS shares will initially receive, in the aggregate, the same dividend per share that existed before the spin-off. As a result, Synovus will lower its annual dividend per share from $0.82 to $0.68 and, immediately following the spin-off, TSYS intends for its annual dividend per share to remain at $0.28, which translates to an aggregate $0.82 dividend per share to Synovus shareholders who retain their TSYS shares. Decisions regarding future dividends will be made independently by the Synovus Board of Directors and the TSYS Board of Directors for their respective companies.

Synovus has been advised that an “ex-distribution” public market for Synovus common stock is expected to begin on or around December 19, 2007 on the New York Stock Exchange (NYSE) and continue through the distribution date under the symbol “SNV wi.” “Ex-distribution” refers to buying Synovus shares without the TSYS portion. Any holder of Synovus common stock who sells shares of Synovus (which currently trades on the NYSE under the symbol “SNV”) in the “regular way” market on or before the distribution date may be selling the entitlement to receive shares of TSYS common stock in the spin-off. Holders of Synovus common stock are encouraged to consult with their financial advisors regarding the specific implications of selling Synovus common stock on or before the distribution date.
Information Statement
On or about December 20, 2007, Synovus will mail an Information Statement to all shareholders of Synovus common stock as of the record date. The Information Statement will include information regarding the procedures by which the distribution will be effected and other details of the transaction. No action is required by Synovus shareholders to receive their TSYS common stock, and Synovus shareholders will not be required to surrender any Synovus shares or pay anything, other than any taxes due on cash received in lieu of fractional share interests. Registered holders of Synovus common stock who are entitled to receive the distribution will receive an account statement reflecting their ownership of TSYS common stock. For additional information, registered shareholders of Synovus should contact Synovus’ transfer agent, BNY Mellon Shareowner Services at 1-800-503-8903. Holders of Synovus common stock who hold their shares through a broker, bank or other nominee will have their brokerage account credited with the TSYS common stock. For additional information, those holders should contact their broker or bank directly.
About Synovus
Synovus (NYSE: “SNV”) is a financial services holding company with $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 37 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: “TSS”), one of the world’s largest companies for outsourced payment services. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences. Synovus has been named one of “The 100 Best Companies to Work For” in America by FORTUNE magazine, and has been recognized in its Hall of Fame for consecutive appearances on the list since its inception in 1998. See Synovus on the Web at www.synovus.com.
Forward-Looking and Cautionary Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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